UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2005

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, Wachovia Corporation (“Wachovia”) adopted the Wachovia Corporation Executive Severance Pay Plan (the “Executive Severance Plan”). Participation in the Executive Severance Plan is limited to Wachovia employees whose employment with Wachovia is terminated as a result of job elimination or immediate reduction in workforce and who are officers of Wachovia for purposes of Section 416 of the Internal Revenue Code whose plan compensation exceeds $1 million or who otherwise meet the requirements of a “key employee” for purposes of Section 416 of the Internal Revenue Code. The Executive Severance Plan is attached as Exhibit (99)(a) to this Report and is incorporated by reference into this Item 1.01. Wachovia’s executive officers are among the group of employees who may be eligible to participate in the Executive Severance Plan; however, because each of Wachovia’s current executive officers has an employment agreement with Wachovia that provides for severance compensation in lieu of any severance compensation otherwise offered to Wachovia employees, none of Wachovia’s executive officers who are party to such employment agreements would receive any severance compensation pursuant to the Executive Severance Plan.

Under the terms of the Executive Severance Plan, if an eligible employee is terminated as a result of job elimination or immediate reduction in force, an eligible employee may receive cash severance payments and continued pension benefit accrual based upon the eligible employee’s official title and years of service with Wachovia.

In general, eligible employees will receive one-half month of base pay for each completed year of service, with a minimum of six months for eligible employees whose title is Vice President and below, and a minimum of twelve months for eligible employees whose title is Senior Vice President and above. In addition, eligible employees with at least ten but less than twenty years of service will receive an additional one month of base pay and eligible employees with twenty or more years of service will receive an additional two months of base pay. Eligible employees are also eligible for continued pension benefit accrual for a period of time equal to one-half month for each completed two years of service, with a minimum of one and one-half months and a maximum of three months. Eligible employees may elect health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). If an eligible employee elects COBRA continuation coverage, during the period severance is paid, the eligible employee may continue medical coverage at the employee premium rate. After that, the cost of medical coverage will increase to the full COBRA premium rate for the remainder of the COBRA period. Dental and vision coverage will be at the full COBRA premium rate for the entire COBRA period.

The receipt of the foregoing severance benefits under the Executive Severance Plan is conditioned on a written release by the employee of all claims against Wachovia. If an employee does not sign or revokes the release, the employee will receive one-half month of base pay and one-half month of continued pension benefit accrual.

Up to six months of base pay will be paid in a lump sum as soon as reasonably practicable following the employee’s termination date. Any remaining severance pay to which the employee is entitled will be paid in semi-monthly installments on regularly scheduled pay dates for the period of time the employee is eligible to receive severance commencing on the first pay period of the seventh month following the employee’s termination date.

On April 29, 2005, Wachovia adopted certain amendments to the SouthTrust Corporation Supplemental Retirement Benefit Plan (the “SRBP”) and to the SouthTrust Corporation Deferred Compensation Plan (the “DCP”). Wachovia assumed these benefit plans as a result of the November 1, 2004 merger with SouthTrust Corporation. Current executive officers of Wachovia who were employees of SouthTrust prior to the merger participate in such plans. The SRPB, as amended and restated, is attached as Exhibit (99)(b) to this report and is incorporated by reference into this Item 1.01 and the DCP, as amended and restated, is attached as Exhibit (99)(c) to this report and is incorporated by reference into this Item 1.01.

The SRBP provided participants with a supplemental benefit based upon contributions that would have been made to the participant’s accounts under the tax-qualified SouthTrust Corporation Employees’ Profit Sharing Plan and Trust (the “Profit Sharing Plan”) and the SouthTrust Corporation Employee Stock Ownership Plan (“ESOP”) but for limitations on such contributions imposed by the Internal Revenue Code and restrictions and limitations on the tax-qualified plans’ definition of compensation. A bookkeeping account is established for each participant in the SRBP to which is credited the participant’s SRBP contributions.

Prior to amendment, each participant’s SRBP account was credited with deemed earnings as of the last day of each calendar quarter based on participant-directed deemed investments in certain investment alternatives provided for the Profit Sharing Plan. Each account was valued at the end of each calendar quarter. In connection with the merger, effective January 1, 2005, the Profit Sharing Plan and the ESOP were merged into the Wachovia Savings Plan. As amended effective January 1, 2005, the SRBP participants will make deemed investments in the investment alternatives offered under the Wachovia Savings Plan instead of the Profit Sharing Plan, and each account will be valued daily.

The DCP provided participants with the opportunity to elect to defer receipt of current compensation. A bookkeeping account is maintained for each participant to which is credited with the participant’s deferred compensation amounts. Prior to amendment, a participant’s DCP account was credited quarterly with deemed interest at a stated annual rate, compounded quarterly. Each participant’s account was valued at the end of each calendar quarter. As amended effective January 1, 2005, the DCP provides for deemed interest, compounded quarterly, based on the Prime Rate of interest published in the Wall Street Journal, plus two. In addition, each participant’s account will be valued daily.

In addition, the Management Resources & Compensation Committee of Wachovia’s board of directors has established performance measures for purposes of determining annual cash incentive compensation to Wachovia’s executive officers for the 2005 fiscal year pursuant to Wachovia’s 2003 Stock Incentive Plan. The performance measures are economic profit and cash earnings per share. The Management Resources & Compensation Committee will also evaluate individual performance in determining the actual cash incentive award, if any, paid to executive officers.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(99)(a)	Wachovia Corporation Executive Severance Pay Plan.

(99)(b)	SouthTrust Corporation Supplemental Retirement Benefit Plan, as amended and restated.

(99)(c)	SouthTrust Corporation Deferred Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: May 2, 2005	By:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
(99)(a)	Wachovia Corporation Executive Severance Pay Plan.

(99)(b)	SouthTrust Corporation Supplemental Retirement Benefit Plan, as amended and restated.

(99)(c)	SouthTrust Corporation Deferred Compensation Plan, as amended and restated.